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Ingersoll Rand Exploring Strategic Alternatives
For its Bobcat and Construction-related Businesses

Board Approves Expansion of Share Repurchase Authorization
From $2 Billion to $4 Billion

Share Repurchase Program to be Accelerated

Hamilton, Bermuda, May 15, 2007—Ingersoll-Rand Company Limited (NYSE:IR) today announced that it has initiated a process to explore strategic alternatives for its Bobcat and construction-related businesses, including the Utility Equipment and Attachments businesses. The company’s alternatives may include an outright sale of the businesses or a spin-off to shareholders. For full-year 2006 these businesses collectively generated approximately $2.6 billion in revenues. The company expects to conclude the process in the second half of 2007.

“Our Bobcat, Utility Equipment and Attachments businesses represent world-class operations with exceptional people, products and brands; however, these businesses no longer fit Ingersoll Rand’s long-term strategy,” said Herbert L. Henkel, chairman, president and chief executive officer. “The eventual outcome of our process to explore strategic alternatives for these businesses will be the strategic repositioning of Ingersoll Rand away from the capital-intense, heavy-machinery profile of the company’s past and toward a true diversified industrial company with powerful growth platforms consisting of climate control, industrial and security businesses. These businesses are well positioned to deliver consistent growth throughout the business cycle.”

In addition, the company’s board of directors yesterday approved the expansion of its share-repurchase authorization, originally announced in December 2006, from $2 billion to $4 billion. The company plans to accelerate the repurchase program to complete $2 billion of share repurchases by the end of the 2007 third quarter, and will consider various alternatives to effect the accelerated share repurchase. Approximately $330 million in shares have been repurchased to date under the authorization.

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The timing of the remaining $2 billion of the share repurchase authorization will depend on the disposition of the Bobcat, Utility Equipment and Attachments businesses, as well as other uses of proceeds in conjunction with the company’s acquisition program.

“Our strong operating cash flow, the proceeds we generate from a sale or spin-off of businesses, and our strong balance sheet allows us to continue to pursue growth through strategic acquisitions,” Henkel said. “At the same time, the board’s approval of an expanded share repurchase program provides the flexibility to deploy prospective proceeds to enhance shareholder value.”

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This news release includes "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. These statements are based on currently available information and are based on our current expectations and projections about future events. These statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.

These risks and uncertainties include, but are not limited to: fluctuations in the condition of, and the overall political landscape of, the economies in which we operate; our competitive environment; material changes in technology or technology substitution; our ability to attract, train and retain highly-qualified employees; unanticipated climatic changes; changes in governmental regulation; the costs and effects of legal and administrative proceedings; changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof; currency fluctuations; our ability to complete acquisitions on financially attractive terms and successfully integrate them with our other businesses; and the impact of new accounting standards. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date made. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including, but not limited to, its report on Form 10-Q for the quarter ended March 31, 2007.

Ingersoll Rand is a leading diversified industrial company providing products, services and integrated solutions to industries ranging from transportation and manufacturing to food retailing, construction, and agriculture. With a 135-year-old heritage of technological innovation, we help companies worldwide to be more productive, efficient and innovative. In every line of our business, Ingersoll Rand enables companies and their customers to create progress. For more information, visit www.ingersollrand.com.